Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form F-1 of our report dated August 29, 2011 relating to the consolidated financial statements and financial statement schedule of Newsummit Biopharma Holdings Limited as of December 31, 2009 and 2010 and for each of the two years in the period ended December 31, 2010, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings “Experts” in such Prospectus.

/s/ Deloitte Touche Tohmatsu CPA Ltd.

February 24, 2012